                                                                   EXHIBIT 10.11

RETURN TO:
This Instrument prepared by:
Charles C. Chillingworth, Esq.
CHILLINGWORTH & CONWAY, P.A.
2090 Palm Beach Lakes Blvd., Suite 800
West Palm Beach, Florida 33409

                             ASSIGNMENT OF CONTRACT

     KNOW ALL MEN BY THESE PRESENTS: That IROQUOIS CORP., a New York corporation, Tax I.D. #11-3336072, Assignor, in consideration of TEN AND 00/00 DOLLARS ($10.00), hereby assigns unto IROQUOIS WRECKING CORP., a New York corporation, Tax I.D. #11-3434589, Assignee, all the right, title and interest in that certain Subcontract between Iroquois Corporation and Trataros Construction, Inc., for the Structural and water intrusion repairs at Williamsburg Houses (Contract No. DC9300004), dated the 26th day of March, 1998.

     IN WITNESS WHEREOF, the said Assignor has hereunto signed and sealed these presents this 17th day of April, 1998.

ATTEST:                                   IROQUOIS CORP.,
                                          a New York corporation, Assignor
/s/ HELEN K. FEKETE
--------------------------------          By: /s/ NORMAN J. BIRMINGHAM
Helen K. Fekete, Secretary                    -------------------------------
                                              Norman J. Birmingham, President

STATE OF FLORIDA
COUNTY OF PALM BEACH

     I HEREBY CERTIFY that the foregoing instrument was sworn to, subscribed and acknowledged before me this date by NORMAN J. BIRMINGHAM and HELEN K. FEKETE, as President and Secretary, respectively, of IROQUOIS CORP., a New York corporation, who are personally known to me, and who did not take an oath.

     WITNESS my hand and official seal in the County and State last aforesaid this 17th day of April, 1998.


                                                  /s/ JEANNE O. CONWAY
                                                  ----------------------------
 [SEAL]                                           Jeanne O. Conway
                                                  Notary Public

                    [TRATAROS CONSTRUCTION, INC. LETTERHEAD]

                             SUBCONTRACT AGREEMENT

      This subcontract made this 17th day of March 1998, by and between TRATAROS, the General Contractor (hereinafter "Contractor") and IROQUOI CORPORATION 37-55 39th STREET, LONG ISLAND CITY, N.Y. 11101 hereinafter "Subcontractor") (hereinafter collectively "Parties")

      WITNESSETH:

      WHEREAS, Contractor and New York City Housing Authority, 250 Broadway, New York, NY 10007 (hereinafter "Owner") have entered into a contract for the Structural and water intrusion repairs at Williamsburg Houses (Contract No. DC9300004) (hereinafter "Project"), according to the Contract Documents listed in Exhibit A attached hereto (hereinafter "Contract Documents") which are made a part of this Subcontract insofar as they apply; and


      WHEREAS, Contractor desires to subcontract certain work specified in the Contract Documents, and Subcontractor desires to perform said work at the prices and upon the terms and conditions hereinafter expressed:

      NOW, THEREFORE, in consideration of the mutual agreements herein expressed, the Parties contract as follows:

      1.    Subcontractor's Work

            a. Subcontractor shall perform all work and shall furnish all supervision, labor, materials, plant, hoisting, scaffolding, tools, equipment, supplies and all other things necessary for the construction and completion of the work described in Exhibit B (hereinafter "Work") and work incidental thereto, in strict accordance and full compliance with the terms of this Subcontract, and to the satisfaction of Contractor and Owner.

            b. In respect of work covered by this Subcontract, and except as expressly modified herein. Subcontractor shall have all rights which contractor has under the Contract Documents, and Subcontractor shall assume all obligations, risks and responsibilities which Contractor has assumed towards Owner in the Contract Documents. Subcontractor shall have the right to enforce its rights and remedies and to defend against claims against it by the Owner as provided in Article 9.

      2.    Payment

            a. Contractor shall pay Subcontractor for performance of the Work, subject to additions and deductions by change order, approximately SEVEN HUNDRED SIXTY THREE THOUSAND dollars ($763,000.00) (hereinafter "Subcontract Price")

            b. Partial payments shall be due Subcontractor in the amount of 95% of the Work in place, and for which payment has been made to Contractor by Owner. If the Contract Documents allow Contractor partial payments for stored materials, partial payments shall also be due Subcontractor in the amount of 95% of stored materials for which payment has been made to Contractor by Owner. Subcontractor shall submit a breakdown of the total Subcontract Price in form and detail acceptable to Contractor. In the event Contractor disapproves said breakdown, Contractor shall establish a reasonable breakdown which shall serve as the basis for partial payments. Partial payments to be made every two (2) weeks as submitted based on progress.

            c. Partial payments shall be due on or about the fifteenth day following receipt of payment from Owner by Contractor. No partial payment made under this Subcontract shall be considered an acceptance of the Work in whole or in part. All material and Work covered by partial payments shall become the property of Contractor, or, if the Contract Documents so provide, the property of Owner, however, this provision shall not relieve Subcontractor from the sole responsibility and liability for all Work and materials upon which payments have been made until final acceptance thereof by Owner.

            d. Subcontractor shall ensure that all sub-subcontractors, employees and suppliers at all times, are paid all amounts due in connection with the performance of this Subcontract. After the first partial payment hereunder, Contractor shall have the right to withhold any subsequent partial payments until Subcontractor submits evidence satisfactory to Contractor that all previous amounts owed in connection with performance of this Subcontract have been paid. In addition to the requirements for payment in the Contract, as requested by Contractor, Subcontractor may be required to furnish with any payment application (a) an affidavit stating that all obligations directly or indirectly related to any payment have been paid, (b) a lien waiver for Subcontractor and its subcontracts and suppliers in a form acceptable to Contractor, and (c) certified copies of payrolls of Subcontractor and its subcontractors. Subcontractor shall also immediately reimburse Contractor for any amounts paid by Contractor or under Contractor's payment bond in connection with this Subcontract caused by failure by Subcontractor to make payment as provided in this Article. Contractor may withhold amounts otherwise due under this Subcontract or any other contractual arrangement between the parties to cover any costs or liability Contractor has incurred or may incur for which Subcontractor may be responsible hereunder.

            e. Subcontractor expressly agrees that payment by the Owner to the Contractor for any Work performed by the Subcontractor is a condition precedent to any payment by the Contractor to the Subcontractor and that the Contractor is under no obligation until and unless the Contractor has been paid by the Owner.

            f. Final payment shall be made after Subcontractor's work has been accepted by Owner, satisfactory proof of payment of all amounts owed by Subcontractor in connection with this Subcontract has been provided, consent of Subcontractor's surety has been received, the Subcontractor's Work is complete, and Contractor has been paid in full for the Subcontractor's Work.

                           Subcontract No: B02-02090 B

               g. Subcontractor accepts exclusive liability for all taxes and contributions required of Subcontractor by federal, state or local acts or regulations, including, without limitation, the Federal Social Security Act and the Unemployment Compensation Law or similar laws in any state with respect to the employees of Subcontractor and the performance of the Work. Subcontractor agrees to furnish Contractor with suitable written evidence that it has fulfilled such obligation. Subcontractor shall indemnify and hold harmless Contractor with respect to the payment of any such taxes of contributions under any applicable act, law or regulation.

               h. Contractor may withhold from any payment, including final payment, such amount as Contractor, in its discretion, deems reasonably necessary to protect itself against any actual or potential liability or damage or indirectly relating to the Subcontract, or for any liability or damage for which Subcontractor otherwise may be liable to Contractor.

               3.     Subcontractor's Investigations and Representations

               Subcontractor represents that it is fully qualified to perform this Subcontract, and acknowledges that, prior to the execution of this Subcontract, it has (a) by its own independent investigation as ascertained (i) the Work required by this Subcontract, (ii) the conditions involved in performing the Work, and (iii) the obligations of this Subcontract and the Contract Documents; and (b) verified all information furnished by the Contractor or others satisfying itself as to the correctness and accuracy of that information. Any failure by Subcontractor to independently investigate and become fully informed will not relieve Subcontractor from its responsibilities hereunder.

               4.     Subcontractors Liability

               a. Subcontractor hereby assumes the entire responsibility and liability for all Work, supervision, labor and materials provided hereunder, whether or not erected in place, and for all plant, scaffolding, tools, equipment, supplies and other things provided by Subcontractor until final acceptance of the Work by Owner. In the event of any loss, damage or destruction thereof from any cause, Subcontractor shall be liable therefor, and shall repair, rebuild and make good said loss, damage or destruction at Subcontractor's cost as directed by the contractor.

               b. Subcontractor shall be liable for all costs Contractor incurs as a result of Subcontractor's failure to perform this Subcontract in accordance with its terms. Subcontractor's failure to perform shall include the failure of its suppliers or subcontractors of any tier to perform. Subcontractor's liability shall include, but not be limited to (1) damages and other delay costs payable by Contractor to Owner; (2) Contractor's increased costs of performance, delays or improper Subcontractor work; (3) warranty and rework costs; (4) liability to third parties; and (5) attorneys' fees and related costs.

               c. Indemnification

                      To the fullest extent permitted by law, the Subcontractor shall indemnify, hold harmless and defend the Contractor, Owner and all of their agents, directors and employees from and against all claims, damages, demands, losses, expenses, causes of action, suits or other liabilities (including all costs and reasonable attorneys' fees), arising out of or resulting from the performance of Subcontractor's Work under the Subcontract, provided any such claim, damage, demand, loss or expense is attributable to bodily injury, personal injury, sickness, disease or death, or to injury to or destruction of tangible property, including the loss of use resulting therefrom, to the extent caused in whole or in part by any negligent act or omission of the Subcontractor or anyone directly or indirectly employed by him or anyone for whose acts he may be liable, regardless whether it is caused in part by a party indemnified hereunder. This indemnification shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the Subcontractor under any workers' compensation acts, disability benefits acts or other employee benefits acts. This indemnification shall be in addition to any indemnity liability imposed by the Contract Documents.

               d. In the event that Subcontractor or any of its agents, employees, suppliers, or lower-tier subcontractors utilizes any machinery, equipment, tools, scaffolding, hoists, lifts or similar items belonging to or under the control of Contractor, Subcontractor shall be liable to Contractor for any loss or damage (including personal injury or death) which may arise from such use, except where such loss or damage shall be due solely to the negligence of Contractor's employees operating Contractor-owned or leased equipment.

               e. Subcontractor's assumption of liability is independent from, and not limited in any manner by, the Subcontractor's insurance coverage obtained pursuant to Article 5, or otherwise.

               5.     Subcontractor's Insurance

               Prior to commencing the Work, Subcontractor shall procure, with Contractor and Owner as additional insured parties, and thereafter maintain, at its own expense, until final acceptance of the Work, insurance coverage as more fully described in Exhibit C in a form and from insurers acceptable to Contractor.

               6.     Time Performance

               a. Subcontractor will proceed with the Work in a prompt and diligent manner, in accordance with Contractor's schedule, as reasonably amended from time to time. TIME IS OF THE ESSENCE. Subcontractor shall be entitled to additional compensation for compliance with schedule amendments only to the extent, if any, that the Contract Documents entitle Contractor to reimbursement.

               b. If requested by Contractor, Subcontractor Shall submit a detailed schedule for performance of the Subcontract, in a form acceptable to Contractor, which shall comply with all scheduling requirements of the Contract Documents and with Article 6. a. above. Contractor may, at its sole discretion, direct Subcontractor to make reasonable modifications and revisions in said schedule.

               c. Subcontractor will coordinate its work with the work of the Contractor, other subcontractors, and Owner's other builders, if any, so no delays or interference will occur in the completion of any part or all of the Project.

               d. Should the Subcontractor's performance of this Subcontract be delayed, impacted or disrupted by any acts of the Contractor, other subcontractors, or the Contractor's suppliers, or delayed, impacted or disrupted by any acts or causes which would entitle Contractor to an extension of time under the Contract Documents, the Subcontractor shall receive an equitable extension of time for the performance of this Subcontract, but shall not be entitled to any increase in the Subcontract Price or to damages or additional compensation as a consequence of such delays, disruptions, or acceleration resulting therefrom unless the Owner is liable and pays Contractor for such delays, impacts, disruptions, or acceleration. Contractor will pay the Subcontractor the amount allowed and paid by the Owner for the Subcontractor's delay, impact, disruption or acceleration. Within five (5) days after the commencement of any delay, impact or disruption, or acceleration caused by Contractor, other subcontractors, or the Contractor's suppliers, the Subcontractor shall notify Contractor in writing stating full details of the cause of the alleged delay, impact, disruption or disruptions or acceleration for which the Owner is responsible in sufficient time so that its claim may be timely processed against the Owner.

               7.     Changes and Claims

               a. Contractor may, at any time, unilaterally or by agreement with Subcontractor, and without notice to the sureties, make changes in the Work

                           Subcontract No: B02-02090 B

covered by the Subcontract. Any unilateral change or agreement, under this
Article 7.a. shall be in writing. Subcontractor shall perform the Work as changed without delay.

               b. Subcontractor shall submit in writing any claims for adjustment in the price, schedule or other provisions of the Subcontract claimed by Subcontractor for changes directed by Owner, or for damages for which the Owners liable, or as a result of deficiencies or discrepancies in the Contract Documents, to Contractor in time to allow Contractor to comply with the applicable provisions of the Contract Documents. Contractor shall process said claims in the manner provided by and according to the provisions of the Contract Documents so as to protect the interests of Subcontractor and others including Contractor. Subcontract adjustments shall be made only to the extent that Contractor receives relief from or must grant relief to Owner. Further, each Subcontract adjustment shall be equal in laid Subcontractor's allocable share of any adjustment in Contractor's contract with owner. Subcontractor's allocable share shall be determined by Contractor, after allowance of Contractor's normal overhead, profit and other interest in any recovery, by making a reasonable apportionment, if applicable, among Subcontractor, Contractor and other subcontractors or persons with interest in the adjustment. This paragraph will also cover other equitable adjustments or other relief allowed by the Contract Documents.

               c. For changes ordered by Contractor independent of Owner of Contract Documents, Subcontractor shall be entitled to equitable adjustment in the Subcontract Price if Subcontractor submits in writing to Contractor its claim within five (5) days of the beginning of the event for which claim is made.

               d. Pending resolution of any claim, dispute or other controversy nothing shall excuse Subcontractor from proceeding with prosecution of the Subcontract Work.

               e. Subcontractor shall indemnify and hold Contractor harmless from any cost, expense, fine or liability resulting from a claim or claim certification deemed wrongful in whole or in part.

               8.     Subcontractor's Failure to Perform.

               a. If in the opinion of Contractor, Subcontractor shall at any time (1) refuse or fail to provide sufficient properly skilled workmen or materials of the proper quality, (2) fail in any respect to prosecute the Work according to the current schedule, (3) cause, by any action or omission, the stoppage, delay of, or interference with the work of Contractor or of any other builder or subcontractor, (4) fail to comply with all provisions of this Subcontract or the Contract Documents, (5) be adjudged a bankrupt, or make a general assignment for the benefits of its creditors, (6) have a receiver appointed, or (7) become insolvent or a debtor in reorganization proceedings, then, after serving three (3) days' written notice, unless the condition specified in such notice shall have been eliminated within such three (3) days, the Contractor may at its option (i) without voiding the other provisions of the Subcontract and without notice to the sureties, take such steps as are necessary to overcome the condition, in which case the Subcontractor shall be liable to Contractor for the cost thereof, or (ii) terminate the Subcontract for default, or (iii) seek specific performance of Subcontractor's obligations hereunder, it being agreed by Subcontractor that specific performance may be necessary to avoid irreparable harm to Contractor and/or Owner. In the event of termination for default, Contractor may, at its option, (1) enter on the premises and take possession, for the purpose of completing the Work, of all materials and equipment of Subcontractor, (2) require Subcontractor to assign to Contractor any or all of its subcontracts or purchase orders involving the Project, or (3) complete the Work either by itself or through others, by whatever method Contractor may deem expedient. In case of termination for default, Subcontractor shall not be entitled to receive any further payment until the Work shall be fully completed and accepted by Owner. At such time, if the unpaid balance of the Subcontract Price to be paid shall exceed the expense incurred by Contractor, including an overhead fee of ten percent (10%) of the costs of finishing the Work, such excess shall be paid by Contractor to Subcontractor. If such amount due Contractor shall exceed such unpaid balance, then Subcontractor shall pay Contractor the difference within five (5) business days following demand by Contractor. Subcontractor shall pay all reasonable costs of collection, if any.

               b. If Contractor wrongfully terminates Subcontractor under
Article 8, the termination shall be deemed to be a termination for convenience, as provided in Article 13.

               9.     Settlement and Disputes

               a. In case of any dispute between Contractor and Subcontractor, due to any action of Owner or involving the Contract Documents, Subcontractor agrees to be bound to the same extent that Contractor is bound to Owner, by the terms of the Contract Documents, and by any and all preliminary and final decisions or determinations made thereunder by the party, board or court so authorized in the Contract Documents or by law, whether or not Subcontractor is a party to such proceedings. In case of such dispute, Subcontractor will comply with all provisions of the Contract Documents allowing reasonable time for contractor to analyze and forward to Owner any required communications or documentation. Contractor will, at its option (1) present to Owner, in Contractor's name, or (2) authorize Subcontractor to present to Owner in Contractor's name, all of Subcontractor's claims and answer Owner's claims involving Subcontractor's Work, whenever Contractor is permitted to do so by the terms of the Contract Documents. If such dispute is prosecuted or defended by Contractor, Subcontractor agrees to furnish all documents, statements, witnesses, and other information required, and to pay or reimburse Contractor for all coss, including attorneys' fees, incurred in connection therewith. The Subcontract Price shall be adjusted by Subcontractor's allocable share determined in accordance with Article 7 hereof.

               b. With respect to any controversy between Contractor and Subcontractor not involving Owner or the Contract Documents, Contractor shall issue a decision which shall be followed by Subcontractor. If the Subcontractor is correct as to the controversy, Subcontractor shall be entitled to an equitable adjustment in the Subcontract Price as its sole remedy. Notification of any such claim for equitable adjustment must be asserted in writing within ten (10) days of Subcontractor's knowledge of the claim.

               c. Anything to the contrary in the Contract Documents notwithstanding, any controversy between Contractor and Subcontractor not involving Owner or the Contract Documents and which is not amicably resolved by the Parties will be submitted to a court of competent jurisdiction in the State of New York, 2nd department, County of Kings. In no event will any such controversy be submitted to arbitration, except at the sole option of Contractor.

               10.    Warranty

               Subcontractor warrants its Work hereunder to Contractor on the same terms, and for the same period, as Contractor warrants to Owner under the Contract Documents, and with respect to Subcontractor's Work, Subcontractor shall perform all warranty obligations and responsibilities assumed by Contractor under the Contract Documents.

               11.    Liens

               a. In the event that liens are filed by anyone in relation to the labor or material being furnished by Subcontractor, Subcontractor and its surety agree to protect, indemnify and hold harmless Contractor and Owner therefrom, to have the same discharged or removed, by posting a bond with the appropriate authorities, or otherwise, at its own cost and expense (including attorneys' fees) within five (5) days of notice. In the event such lien is not so discharged, such circumstance shall be deemed a failure to perform the Work on the part of the Subcontractor, subject to the conditions and terms set forth in
Article 8 above.

               b. Subcontractor shall, as often as required by Contractor, furnish a sworn statement showing all Parties who furnish labor or material to Subcontractor, with their names and addresses and the amount due or to become due to each. Like statements may be required from any subcontractors or vendors, of any tier, of Subcontractor.

                           Subcontract No: B02-02090 B

               c. Prior to final payment, Subcontractor shall provide to Contractor a release of its liens and claims and all liens and claims of all persons furnishing labor or materials for the performance of the Subcontractor in the form acceptable to Contractor, and satisfactory evidence that there are no other liens or claims whatsoever outstanding against the Work.

               d. If required by Contractor, Subcontractor shall furnish releases of liens with respect to all prior payments, as part of each request for partial payment other than the initial request.

               12.    Inspection and Acceptance

               Subcontractor shall provide appropriate facilities at all reasonable times for inspection by Contractor or Owner of the Work and materials provided under this Subcontract whether at the Project site or at any place where such Work or materials may be in preparation, manufacture, storage, or installation. Subcontractor shall promptly replace or correct any Work or materials which Contractor or Owner shall reject as failing to conform to the requirements of this Subcontract. The Work shall be accepted according to the terms of the Contract Documents. However, unless otherwise agreed in writing, entrance and use by Owner or Contractor shall not constitute acceptance of the Work.

               13.    Termination for Convenience

               Contractors shall have there right to terminate this Subcontract, in whole or in part, for convenience, if there is a termination of Contractor's contract with Owner, by providing Subcontractor with a written notice of termination, to be effective upon receipt by Subcontractor. If the Subcontract is terminated for convenience, the Subcontractor shall be paid the amount representing costs which are due from the Owner for its Work, as provided in the Contract Documents, after payment therefore by the Owner to Contractor. The Subcontractor's remedy under this Article 13 shall be exclusive. Nothing herein shall bar withholdings by Contractor permitted by other provisions of the Subcontract.

               14.    Approvals

               a. Subcontractor shall deliver to Contractor copies of shop drawings, cuts, samples and material lists required by Contractor or the Contract Documents and in accordance with the Contract Documents within sufficient time so as not to delay performance of the Project or within sufficient time for contract or to submit same within the time stated in the Contract Documents, whichever is earlier. Any deviation from the Contract Documents shall be clearly identified on shop drawings.

               b. Contractor's review of shop drawings, cuts, samples and material lists is only for the convenience of the Owner and shall not relieve the Subcontractor of its obligation to perform the Work in strict accordance with Contract Documents, including addenda, or the proper matching and fitting of the work with contiguous Work. In the event that discrepancies exist in the contract documents which preclude proper matching and fitting of the work with contiguous work the subcontractor shall at the contractor's direction make the necessary changes to effect proper matching and fitting with contiguous work. There will be no change in contract price unless the owner issues a contract modification. Should the proper and accurate performance of the Work included in this Subcontract depend upon the proper and accurate performance of other work not included in this Subcontract, Subcontractor shall use all necessary means to discover defects in such other work and shall report the said defects in writing to contractor before proceeding with the Work, and shall allow the Contractor a reasonable time to remedy such defects.

               c. Subcontractor warrants and agrees that it can and will obtain all requisite approvals from Owner as to its eligibility to serve as a subcontractor and the approvals of all materials and performance of the Work as required by the Contract Documents.

               15.    Cleanup

               Subcontractor shall cleanup its Work and remove all debris resulting from its Work in a manner that will not impede either the progress of the Project or of other trades. If Subcontractor fails to comply with this Article within 24 hours after receipt of notice of noncompliance from Contractor, Contractor may perform such necessary clean-up and deduct the cost from any amounts due to Subcontractor. See Exhibit B (paragraph 2N).

               16.    Assignment

               Subcontractor shall not sub-subcontract the Work of this Subcontract and shall not assign or transfer this Subcontract, or funds due hereunder, without the prior written consent of Subcontractor and Subcontractor's surety. Contractor shall not unreasonably withhold its consent to the assignment of funds due hereunder.

               17.    Patents and Royalties

               Except as otherwise provided by the Contract Documents, Subcontractor shall pay all royalties and license fees which may be due on the inclusion of any patented materials in the Work. Subcontractor shall defend all suits or claims for infringement of any patent rights that may be brought against Contractor or Owner arising out of the Work, and shall be liable to contractor and Owner for all loss, including all costs and expenses, on account thereof.

               18.    Taxes and Permits

               Except as otherwise provided by the Contract Documents, Subcontractor agrees to pay and comply with and hold Contractor harmless against the payment of all contributions, taxes or premiums which may be payable by it under federal, state or local laws arising out of the performance of this Subcontract, and all sales, use or other taxes of whatever nature levied or assessed against Owner, Contractor, or Subcontractor arising out of this Subcontract, including any interest or penalties. Subcontractor shall obtain and pay for all permits, licenses, fees and certificates of inspection necessary for the prosecution and completion of its Work and shall arrange for all necessary inspections and approvals by public officials.

               19.    Laws, Regulations and Ordinances

               Subcontractor agrees to be bound by, and, at its own cost, comply with all Federal, state and local laws, ordinances and regulations to this Subcontract and the performance of the Work hereunder including the Occupational Safety and Health Act of 1970. Subcontractor shall be duly licensed to operate under the law of the applicable jurisdictions. Subcontractor shall be liable to Contractor and Owner for all loss, cost and expense attributable to any acts of commission or omission by Subcontractor, its employees and agents resulting from failure to comply including, but not limited to, any fines, penalties or corrective measures.

               20.    Labor

               a. Subcontractor and its lower-tier subcontractors shall not employ anyone in Subcontract Work whose employment may be objected to by Contractor or Owner.

               b. Should any workers performing work covered by this Subcontract engage in a strike or other work stoppage or cease to work due to picketing or a labor dispute of any kind, said circumstances shall be deemed a failure to perform the Work on the part of the Subcontractor subject to the conditions and terms set forth in Article 8 above.

               21.    Equal Opportunity

               a. In connection with the performance of Work under this Subcontract, Subcontractor agrees not to discriminate against any employee or

                           Subcontract No: B02-02090 B

applicant for employment because of race, religion, sex, handicap, color or national origin. The aforesaid provision shall include, but not be limited to, the following: employment, upgrading, demotion or transfer, recruitment or adversely layoff or termination; rates of pay or other forms of compensation, and selection for training, including apprenticeship. Subcontractor agrees to post hereafter, in conspicuous places, available or employees and applicants for employment, notices, prepared by Subcontractor, and approved by the government when required, setting forth the provision of this Article 21.

               b. Subcontractor shall permit access to its books, records and accounts by representatives of Contractor or Owner for purposes of investigation to ascertain compliance with the provisions of this Article 21.

               c. In the event of Subcontractor's non-compliance with the equal opportunity provisions of this Subcontract, this Subcontract may be terminated for default.

               d. Subcontractor shall include the provisions of this Article 21 in every lower-tier subcontract and purchase order. The requirements of this
Article 21 shall be in addition to any equal opportunity provisions of the Contract Documents.

               22.    Notices

               All notices shall be addressed to the Parties at the addresses set out herein, and shall be considered as delivered when postmarked, if dispatched by registered mail, or when received in all other cases.

               23.    Safety

               Subcontractor agrees that the prevention of accidents to workers engaged in the Work is the responsibility of the Subcontractor. Subcontractor agrees to comply with all labor department laws, regulations and codes concerning safety as shall be applicable to the Work and to the safety standards established during the progress of the Work by the Contract. When so ordered, the Subcontractor agrees to stop any part of the Work which the Contractor deems unsafe until corrective measures satisfactory to the Contractor have been taken, and further agrees to make no claim for damages growing out of such Work stoppages. Should the Subcontractor neglect to adopt such corrective measures, Contractor may perform them and deduct the cost from payments due or to become due to Subcontractor. Failure on the part of Contractor to stop unsafe practices shall in no way relieve Subcontractor of its responsibility.

               24.    Severability

               The partial or complete invalidity of any one or more provisions of this Subcontract shall not affect the validity or continuing force and effect of any other provision. The failure of either party to insist, in any one or more instances, upon the performance of any of the terms, covenants, or conditions of this Subcontract, or to exercise and right herein, shall not be construed as a waiver or relinquishment of such term, covenant, condition or right as respects further performance.

               25.    Governing Law

               This Subcontract shall be governed by and construed in accordance with the laws of the State of New York.

               26.    Advertising

               Neither Subcontractor, its subcontractors, suppliers nor employees shall take photographs of the Work on site, or publish or display advertising matter of any description relating to the Project without first obtaining the written consent of Contractor and Owner.

               27.    Bond

               This contract includes the cost of a payment and performance bond in the amount of $3,000,000.00 which is to be maintained as each building is completed.

               28.    Execution

               The Subcontract is signed and received by a legal representative of the Subcontractor authorized to bind Subcontractor, be it individual, partnership or corporation, to all terms of this Subcontract. Should this Subcontract, because of the manner of execution, not be legally binding upon the Subcontractor for any reason whatsoever, all Work under this Subcontract shall be performed at the risk of the Subcontractor, and, should this Subcontract be voided due to improper execution, Subcontractor agrees to waive all claims for compensation for Work performed.

               29.    Complete Agreement

               This Subcontract contains the entire agreement between the Parties hereto with respect to the matters covered herein. No other agreements, representations, warranties, or other matters, oral or written, shall be deemed to bind the Parties hereto.

        IN WITNESS WHEREOF, the Parties, by their duly authorized representatives, have hereunto executed this Subcontract, on the day and year and above written.

               Exhibits: A - Contract Documents; B - Scope of Work; C - Insurance; D Partial Lien Waivers; E - Final Release; F - Rider to All Subcontracts and/or Purchase Orders.

Subcontractor: Iroquois Corporation      Trataros Construction
----------------------------------       ---------------------

By: /s/ PHILIP SCHWAB                    By: COSTAS N. TRATAROS
----------------------------------       ----------------------
        Philip Schwab                        Costas N. Trataros/President

Witness:                                 Witness:
----------------------------------       ----------------------

                                   EXHIBIT A
                           LIST OF CONTRACT DOCUMENTS
                             CONTRACT NO. DC9300004

Subcontractor's attention is specifically directed to the following contract specification sections which are incorporated herein:

     A.   Special Notice to Contractors

          Par. 1    Liquidation Damages
          Par. 3    Incorporation of Contract Documents
          Par. 7    Commencement of Physical Work

     B.   Instructions to Bidders

          Par. 4    Incorporation of Contract Documents
          Par. 12   A through F Equal Employment Opportunity
          Par. 13   For Federally Funded Contracts

     C.   Form of Proposal

     D.   General Conditions

     E.   Amendments to General Conditions

          Par. 13   Time of Completion
          Par. 46   Hours of Work

     F.   Supplementary General Conditions

     G.   Special Conditions

          Par. 5    Resident Employment and Business Opportunity

          The contract work to be performed pursuant to this contract with the Authority is assisted under the Comprehensive Grant Program which provides direct Federal Assistance from HUD and is subject to the requirements of Section 3 of the Housing and Urban Developments Act of 1968, as amended, 12 U.S.C. 1701u ("Section 3"), as amended by the Housing and Community Developments Act of 1992. Section 3 requires that to the greatest extent feasible, opportunities for job training and employment be given to lower income residents of the areas of the
          Section 3 Covered Project, and contracts for work in connection with the contract work shall be awarded to business concerns which are located in or owned in substantial part by persons residing in the areas of the Section 3 Covered Project.

I.   General Requirements - Division 1

          Section 01340 Submittals and Substitutions
          Section 01500 Temporary Facilities
          Par. 1.4B      Horizontal Scaffolding
          Par. 1.4C      Hanging Scaffolding
          Par. 1.4G      Names of Manufacturers, and Suppliers

Addendums

The following Addenda have been issued for this contract.
Addendas include both notes and sketches SK-1 thru SK-39 A-O

Addendum No. 1.     dated     9/15/1993
Addendum No. 2.     dated     10/14/1993
Addendum No. 3.     dated     12/02/1993
Addendum No. 4.     dated     1/10/1994
Addendum No. 5.     dated     1/25/1994


Specifications Sections:

01040     Project Coordination
02050     Selective Demolition


Drawings

T-001     Title Sheet
T-002     Drawing Index
T-003     General Notes, Loading Criteria and Finish Schedule
G-001     Site Plan and Site Notes
G-002     Block I Site Plan and Notes
G-003     Block II Site Plan
G-004     Block III Site Plan
G-005     Block IV Site Plan
100       Building Elevations
G-101     Bldg #1 Elevation Part A
G-102     Bldg #1 Elevation Part B
G-103     Bldg #2 Elevation Part A
G-104     Bldg #2 Elevation Part B
G-105     Bldg #3 Elevation Part A
G-106     Bldg #3 Elevation Part B
G-107     Bldg #4 Elevation Part A
G-108     Bldg #4 Elevation Part B
G-109     Bldg #5 Elevation Part A
G-110     Bldg #5 Elevation Part B
G-111     Bldg #6 Elevation Part A
G-112     Bldg #6 Elevation Part B
G-117     Bldg #9 Elevation Part A
G-118     Bldg #9 Elevation Part B
G-301     Roof Plan Bldg # 1, 2, 5, & 6
G-302     Roof Plan Bldg #3, 4, 7, 8, 11, 12, 17 & 18
G-303     Roof Plan Bldg #9, 10, 14, 15, 16 & 20

                      STRUCTURAL AND WATER INTRUSION REPAIR AT
                                WILLIAMSBURG HOUSES

                                     EXHIBIT B
                                   SCOPE OF WORK
                               CONTRACT NO. DC9300004

A.   SCOPE OF WORK

     Without restricting the generality of work which shall be performed within the contract price, it is clearly understood and agreed that the Subcontractor shall provide all material, labor, trucking, hoisting, engineering, scaffolding, power hookups, protection, shop drawings, permits, layout, warranties, submittals, equipment, supervision, insurance, etc., necessary for the furnishing and installation of all specified and related work contained herein in accordance with the Contract Drawings, Specifications and Amendments, all of which become part of this Subcontract.

The Scope of Work shall include, but not be limited to, all the work in the following Specification Section(s), except such work as may be specifically excluded in Paragraph "B" "WORK NOT IN SUBCONTRACT."

          Specification Section(s) - General Conditions and Amendments
                                     Supplementary General Conditions
                                     Special Conditions
                                     01040 - Project Coordination
                                     02050 - Selective Demolition

Subcontractor shall be responsible for examining all of the Documents listed on the "List of Drawings and Specifications (EXHIBIT A)" and all items related to this subcontractor's and called for in these documents shall be included in Subcontract price.

In addition to the above Specification, this Subcontractor's work will include but not be limited to the following items, clarifications and/or modifications.

          Provide all materials, equipment and labor for the demolition of work in seven buildings, in strict conformance with the contract documents. Specifically, the work includes but is not limited to the removal and disposal of the following:

          1. Existing face brick on BLDG. #1, 2, 3, 4, 5, 6 & 9 including parapets, firewalls, areaways, terra cotta copings, metal parapet rails, aluminum rails at low roofs, entire bulkhead parapets, etc.

          2.   Existing precast copings at stair bulkheads.

          3.   Existing chimney's at selected buildings. 3 Total

          4.   Existing canopies including light fixtures. 6 buildings

          5.   Brick anchors from all buildings noted above.

          6. "Snots" from back-up terra cotta walls in preparation for the application of parging.

          7.   All excess mortar from columns, spandrels, etc.

          8.   Horizontal reinforcement from the roof column extensions.

          9.   The complete removal of caulking from window frames.

          10. In the prosecution of the above work, the subcontractor must provide all necessary protection in accordance with the contract documents and must remove and dispose of the demolition debris on a daily basis, using water to control dust as required.

          11. The Subcontractor shall provide all chutes and water hoses as necessary.

     __________ will be provided by the general contractor up to the height of the parapet walls. For bulkhead and chimney _____ demo, Trataros Construction will provide the scaffolding, and Iroquois Corporation will effect and dismantle same ______ required.

     12. Contract price includes an allowance of 5 to 10 broken windows per building by this subcontractor. Any more breakage of windows per building will be charged to this subcontractor's account.

     13. The Subcontractor represents that he is familiar with, and has the experience in the scope of this work. The Subcontractor has visited and carefully examined the project site and is familiar with the existing conditions, quantities of work and difficulties that may affect the execution of own work. Subcontractor agrees that this Subcontract agreement includes all work for that scope as may be required to make a complete job which may be fully defined in the contract documents.

B.   WORK NOT IN SUBCONTRACT

     1. Containers for rubbish removal, but subcontractor will clean on a daily basis and place debris and rubbish in containers furnished by others;

C.   TIME OF PERFORMANCE

     This Subcontractor understands the Project Schedule provided by owner. Subcontractor shall immediately expedite the submission of shop drawing samples and ordering of materials and equipment so that work of this Subcontract shall be installed in sufficient time to comply with the Project Construction Schedule. This Subcontractor agrees that the following specific scheduling intervals shall be maintained by him and coordinated with other trades provided that the work of others has advanced sufficiently to permit the sequencing as called for:

     1. Work under this Subcontract shall commence immediately upon receipt of instructions from the General Contractor and shall proceed when and where directed, with sufficient labor and manpower, to allow the entire Project to be completed in accordance with the Project Construction Schedule. The work under this Subcontract shall be coordinated with the work of other trades in order not to delay the progress of the job. The Subcontractor shall follow all interim schedules that may be issued by the General Contractor as the job conditions require.

     2. Due to the aggressive schedule provided by owner, all drawings, schedules, literature, samples, certifications, schedule of values, etc. as required by specifications shall be submitted immediately so as not to delay project schedule.

     3. The Subcontractor understands that work of this trade may not be continuous and that he may be required to work out of sequence and/or leave a portion of work out due to coordination at the direction of the General Contractor. There shall be no charges for "comeback time" or out of sequence work.

     4. The Subcontractor shall be prepared to commence his work as directed by General Contractor provided that the work of others has advance sufficiently to permit such a start and shall be capable of completing his work in accordance with the Project Construction Schedule.

D.   PERFORMANCE AND PAYMENT BONDS

     Performance and payment bonds for Subcontractor's work shall be provided by the Subcontractor and are to be issued by a U.S. Department of Treasury listed bonding company acceptable to the general contractor for the full amount of the subcontract. The cost is to be borne by the subcontractor, and will be paid the sum of $22,890.00 when the bond is submitted (3%). Two party check upon receipt of invoice.

                                                    Subcontract No:  B02-02090 B

                   STRUCTURAL AND WATER INTRUSION REPAIRS AT
                              WILLIAMSBURG HOUSES

                                   EXHIBIT C
                      INSURANCE AND INDEMNIFICATION RIDER
                            CONTRACT No. DC 9300004

                      INSURANCE AND INDEMNIFICATION RIDER

Prior to commencement of any work under this Contract and until all obligations under this contract are fulfilled, the subcontractor and each and every lower tier Subcontract of the Subcontractor shall, at its sole expense, maintain the following insurance on its own behalf and furnish to Trataros Construction, Inc. (hereinafter referred to as "Contractor"), certificates of insurance evidencing same and reflecting the effective date of such coverage as follows:

The term "Subcontractor" as used in this insurance rider, shall mean and include Subcontractors of every tier.

Subcontractor shall, at its own expense, maintain in effect until final completion and acceptance with insurers and through policy forms satisfactory to Contractor, minimum insurances as descried below. Before permitting any lower tier Subcontractor to perform any work under this subcontract, Subcontractor shall require that Contractor be furnished satisfactory evidence that the lower tier Subcontractor maintains insurance similar to that required below.

Subcontractor shall procure and maintain the following minimum insurance coverages:

The following limits or specific coverages do not restrict or limit any contractual obligation between the parties as may be defined elsewhere. Contractor failure to identify insurance deficiencies does not relieve the Subcontractor from any insurance obligations.

I) WORKER'S COMPENSATION AND OCCUPATIONAL DISEASE INSURANCE & EMPLOYER'S LIABILITY INSURANCE covering all Subcontractor's employees directly or indirectly engaged in the performance of the subcontract. The latter insurance shall not provide less that $1,000,000 including.

- Worker's compensation as required by State Law.
- Employer's Liability - $100,000.00 per person.

      -     USL&H - 'if any' basis, where applicable
      -     Include all states endorsement, where applicable
      - All insurers shall agree to waive the right of subrogation against the Owner and Contractor
      - Certificate must clearly identify that coverage applies in state of operation.

The Subcontractor shall provide a copy of the "Employer's First Report of Injury" or its equivalent to Contractor within thirty (30) days of any injury or illness to any employee of the contractor arising out of or alleged to have arisen out of or during the course of work performed on this project.

II)   DISABILITY INSURANCE:  As required by New York State Law

III)  GENERAL LIABILITY

      A)    Commercial General Liability Form

            1988 ISO Occurrence Form or equivalent (identify form # and edition date on certificate)
            Limits:  $5,000,000 - Each occurrence for Bodily
                                 Injury and Property Damage
                     $5,000,000 - Products, Completed
                                  Operations Aggregate Limit
                     $5,000,000 - General Aggregate* Limit
                                  (other than Products/
                                  Complied Operations)
                     $5,000,000 - Personal Injury Liability

*General Aggregate MUST include per project endorsement (must evidence on certificate).

Above limits will be revised to coincide with Owner's requirements if necessary.

Policy coverage terms and conditions to include:

1) Premises/Operations - must cover all work to be performed by Subcontractor & their Subcontractors.
2)  Contractual Liability written specifically for this contract.
3) Products/Completed Operations must include a two year extension beyond acceptance date (refer to attached wording).
4)  Broad Form Property Damage including completed operations.
5)  Independent Contractors.
6)  Blanket Explosion, Collapse & Underground Property Damage Liability
7)  Employees as additional insureds.
8)  Supplementary payments in addition to limit of liability.

                                                                 (
                                                     Subcontract No: B02-02090 B
                                                                     -----------
 9) Contractual exclusion pertaining to operations performed within 50' of railroad must be eliminated (if applicable)

10)  Additional Insureds:
          A)   Owner
          B)   Contractor
          C)   Other

11) Any deductible causes, exclusions or special endorsements must be approved by contractor prior to inclusion.

12)  Insuring agreement to read "to pay on behalf of".

13) Waiver of subrogation for Owner, Contractor,its director, officers, employees, subsidiaries and affiliates.

14)  Severability of interests. (cross liability)

IV)  COMMERCIAL BUSINESS AUTOMOBILE

     Motor Vehicle Liability (for each motor vehicle)
     Bodily Injury or Death -- $200,000/person
                               $500,000/occurrence
                                                    Covering all owned,
                                                    non-owned & hired vehicles
     Limit (Property Damage) -- $20,000/occurrence
     -- Contractual liability
     -- All insurers agree to waive their rights of subrogation against Owner and Contractor, its directors, officers, employees, subsidiaries and affiliates.

 V)  BUILDER'S RISK/INSTALLATION FLOATER

     Where an Off Project Site Property exposure exists, the Contractor at its sole expense shall furnish to Contractor Certificates of Insurance and other required documentation evidencing the following coverage which shall provide for the interests of Contractor To be named to Loss Payees and shall contain a provision requiring the insurance carriers to waive their rights of subrogation against all indemnities named in the contract.

     NAMED INSURED:           Owner, contractor & Subcontractor, AIMA
     LIMITS OF LIABILITY:     Amount of subcontract (unless otherwise specified
                                in owner's specifications)
     DEDUCTIBLE:              $500 per occurrence

     COVERAGE INCLUDING:

      1.  60 days notice of cancellation, non-renewal or material policy change
      2.  "All risk" of loss including floor, earthquake and earth movement
      3.  Replacement cost valuation
      4.  Transit limit to offsite storage
      5.  Agreed amount clause
      6.  Property in the insured's care, custody and control covered
      7.  Testing/processing shall be a covered peril.
      8.  Electrical injury/damage shall be a covered peril.
      9.  Waive rights of subrogation against contractor and owner.
     10. Coverage to apply until machinery/equipment, etc. has been installed and been accepted as satisfactory, coverage to apply after materials have become a physical part of realty.
     11. Error, omission or deficiency in design, workmanship or materials shall be considered a covered peril.
     12. Exclusion pertaining to property, while it is on premises owned, leased or operated by the insured shall be deleted.
     13.  Full theft coverage without exception.
     14.  Permission granted to complete and occupy (if applicable)
     15.  Eliminate underground exclusion
     16.  Standard city wording or special cancellation clauses, when mandated.

VI)  POLLUTION LIABILITY INSURANCE

     When applicable, Subcontractor shall furnish evidence that it has provided Pollution Liability Insurance covering all lead, asbestos and pollution operations with limits not less than $1,000,000* each occurrence combined single limit for bodily injury, property damage and clean-up costs including completed operations (5 year continuation beyond acceptance), broad form contractual (including coverage for third party over claims), and independent contractors coverage. If policy contains a general aggregate, this aggregate must apply on a per project basis, all of which must be evidenced on certificate. All insurers agree to waive their rights of subrogation against the additional insured and the Contractor and its directors, officers, employees, subsidiaries, and affiliates.

-    Defense costs must be payable in addition to limit of liability
- Any deductibles, clauses, exclusions or special endorsements must be approved by Contractor prior to inclusion.
-    Coverage must include on-site, off-site and in-transit exposures.
-    Policy to read "to pay on behalf of" (in lieu of indemnify).
-    Must include loading and unloading coverages.
-    Must be written on occurrence form.
-    Policy to be submitted to the Contractor for review and approval.
-    Higher limit to be obtained, if mandated.

                                                     SUBCONTRACT NO. B02-02090 B

Note: The Contractor, at its option, may require a separate contractor's protective liability policy in Contractor's name (at Subcontractor's expense)

VII)  ADDITIONAL INSURED ENDORSEMENTS:

      Insurance policies specified in III and IV above shall be endorsed to name Owner and Contractor, its directors, officers, employees, subsidiaries and affiliates as additional insured, and shall stipulate that this insurance is primary, that any other insurance or self-insurance maintained by Owner and Contractor be excess only and shall not be called upon to contribute with this insurance. ISO Additional Insurance Endorsement form number CG2010 1185. Contractors Form B must be utilized accompany the Certificate of Insurance.

      NOTE: Contractor at its option, may require a separate contractor's protective liability policy in contractor's name (at subcontractor's expense.)

      APPLICABLE TO ALL INSURANCES:

1. Higher limits required depending upon particulars of each specific contract may be obtained. The above limits may be written by combination of CGL & Umbrella policies.

2. Certificates must include an insurer obligation to provide sixty (60 days) prior written notice of cancellation, material change and non-renewal by certified mail, return receipt requested.

3. Certificates and endorsements as required must be submitted to Contractor prior to commencement of any work.

4. Contractor has the right but not the duty to receive copies of all insurance policies upon request. Policies shall not contain any exclusion that are unacceptable to Contractor. If requested by Contractor, all policies must be certified by an insurance carrier as being true and complete.

5. Contractor must be provided updated renewal certificates and required endorsement as appropriate. Failure of Contractor to request renewal certificates or endorsement does not relieve the Subcontractor from the obligation to maintain such insurances as required herein.

6. Any deductibles or self-insured retention included within any of the above insurances shall be the responsibility of the Subcontractor.

7. Owner and Contractor have no obligation for premium payments. Subcontractor acknowledges that any sums necessary for premium payment related to this Subcontractor will not be in addition to the price of this Subcontract.

8. If at any time during the period of this subcontract, insurance as required is not in effect of proof thereof is not provided to Contractor. Contractor shall have the option to:

          a) Direct the Subcontractor to suspend work with no additional cost of extension for time due on account thereof; or
          b) Treat such failure as a material breach/default in respect of the Subcontract.

9. If subcontracted operations involve or are anticipated to involve hazardous operations including but not limited to lead, pollution or asbestos liability, special insurance must be implemented for same. Subcontractor will be responsible for premium.

10. If required by Owner, Contractor may require Subcontractor to carry an Installation Floater covering materials to be installed under Subcontractor's portion of the work. Contractor will advise Subcontractor of same by addendum.

11. Contractor may, at its option, allocate to Subcontractor its proportionate share of the cost of obtaining Builder's Risk (All Risk) insurance, as required by Owner.

12.   Claims made policies are not acceptable.

13. The amount of insurance contained in aforementioned insurance coverages, shall not be a limitation of the liability on the part of the Subcontractors or any of their Subcontractors in any tier.

14. The subcontractor shall file certificates of insurance prior to the commencement of work and/or payment with the Contractor which shall be subject to the Contractor's approval of adequacy of protection and the satisfactory character of the Insurer.

VIII) HOLD HARMLESS AGREEMENT/INDEMNIFICATION AGREEMENT TO ALL WHOM THESE PRESENTS SHALL COME OR MAY CONCERN. To the fullest extent permitted by law, the Subcontractor shall indemnify, hold harmless and defend the Contractor, Owner and all of their agents, directors and employees from and against all claims, damages, demands, losses, expenses, causes of action, suits or other liabilities, (including all costs and reasonable attorneys' fees), arising out of or resulting from the performance of Subcontractor's Work under the Subcontract, provided any such claim, damage, demand, loss or expense is attributable to bodily injury, personal injury, sickness, disease or death, or to injury to or destruction of tangible property, including the loss of use resulting therefrom, to the extent caused in whole or in part by any negligent act or omission of the Subcontractor or anyone directly or indirectly employed by him or anyone for whose acts he may be liable, regardless whether it is caused in part by a party indemnified hereunder. This indemnification shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the Subcontractor under any workers' compensation acts, disability benefits acts or other employee benefits acts. This indemnification shall be in addition to any indemnity liability imposed by the Contract Documents.

IX)   WAIVER OF SUBROGATION

      The General Liability, Automobile Liability, Employers' Liability and Umbrella Liability policies are required to contain a waiver of all subrogation rights of both the subcontractor and their Insurance Company against Trataros Construction Inc. The Certificate of Insurance shall indicate that such waiver is in effect.

                                                     Subcontract No: B02-02090 B

                   STRUCTURAL AND WATER INTRUSION REPAIRS AT
                              WILLIAMSBURG HOUSES

                                   EXHIBIT D
                             LIABILITY LIEN WAIVER
                             CONTRACT No. DC9300004

GREETINGS: KNOW YE, that _______________________________________,
(Subcontractor supplier, corporation organized and existing under and by virtue of the laws of the State of _________________, with an office and principal place of business in ________________, acknowledges receipt of payment for all labor, materials or services up to and including the date of ______________ referred to hereinafter as the "release date" paid by TRATAROS CONSTRUCTION, INC., a corporation organized an existing under the laws of the State of NEW YORK with an office and principal place of business in BROOKLYN, has to the "release date" remised, released and forever discharged, and by these presents does for itself and its successors, remised release and forever discharge TRATAROS CONSTRUCTION, INC. and __________________ (surety) a corporation organized and existing under the laws of the New York with an office and principal place of business in ________________, its successors, heirs, executors and administrators, of and from all, and all manner of action and actions, cause and causes of action, suits debts, dues, sums of money, accounts, reckoning, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in laws, in admiralty, or in equity which against the said TRATAROS CONSTRUCTION, INC. and said
                         , said ever lead, now lead or which it or its
successors, hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the "release date", and especially in connection with any and all claims of any nature whatsoever arising out of the construction project known as located at in the Town of and the State of.

     FURTHER, and in addition to the foregoing, said ______________ does hereby to the "release date" forever waive, relinquish and release any mechanic's, materialman's or like liens, and all claims of liens it now has, may have or may obtain in the future upon a piece of land and all the buildings thereon standing, known as ______________________ situated in _________________________.

     FURTHER and in addition to the foregoing, said ________________ does hereby expressly release, waive and relinquish any and all right or claim it may now have or may hereafter have under the Surety Labor and Material Payment Bond provided on said project by TRATAROS CONSTRUCTION, INC. as principal and
the                                               as surety.

IN WITNESS WHEREOF, the said _________________________ has caused its corporate seal to be hereunto affixed and these presents to be signed by its __________ on the day of _____________, nineteen hundred and ninety.

Signed, sealed and delivered
in the presence of:

----------------------------- BY

----------------------------- Its


STATE OF
                                   SS:
COUNTY OF

On this the __________________ day of _____________________, 19__, before me,
___________________ the undersigned officer, personally appeared ______________ who acknowledged himself to be the ______________________ of ________________
and to be duly authorized by said corporation to execute the foregoing document on behalf of said corporation, and that he, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing" the name of the corporation by himself as _________________________.

     In witness whereof I hereunto set my hand and official seal.


                                                  ------------------------------
                                                  Commissioner of the Superior
                                                  Court/Notary Public

                                                     Subcontract No: B02-02090 B

                   STRUCTURAL AND WATER INTRUSION REPAIRS AT
                              WILLIAMSBURG HOUSES

                                   EXHIBIT E
                                 FINAL RELEASE
                             CONTRACT No. DC9300004

TO ALL WHOM THESE PRESENTS SHALL COME OR MAY CONCERN.

GREETINGS: KNOW YE, that ______________________________________________________,
                        (A supplier/Subcontractor to our Subcontractor/Supplier) a corporation organized and existing under and by virtue of the laws of the State of ________________ with an office and principal place of business in _________, for and consideration of the sum of one dollar ($1.00) lawful money of the United States of America and other good consideration to it in hand paid by ______________________________ a corporation organized ai-id existing, under the laws of the State of - with an office and principal place of business in tie receipt whereof is acknowledged, has remised released and forever discharged, hereby and by these presents does for itself and its successors, remise, release and forever discharge TRATAROS CONSTRUCTION, INC. a corporation
organized and existing under the laws of the State of New York and            ,
(surety) a corporation organized and existing under the laws of the State
of              with an office and principal place of business in             ,
its successors, heirs, executors and ad, administrators of and from all, and all manner of action and actions, cause and causes of actions, suits, debts, dues, sums of money, accounts, reckoning, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, execution, claims and demands whatsoever, in laws in admiralty, or in equity which against the said TRATAROS CONSTRUCTION, INC. and
said                         , NY, said ever had, now had or which; it or its
successors, hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of these presents, and especially in connection with any and all claims of any nature whatsoever arising out of the construction project known as ______________________ located at _________________________ in the Town of
________________________ and the State of ________________________.

     FURTHER, and in addition to the foregoing, said ______________ does hereby forever waive, relinquish and release any mechanic's, materialman's or like liens, and all claims of liens it now has, may have or may obtain in the future upon a piece of land and all the buildings thereon standing, known as ______________________, situated in _________________________.

     FURTHER and in addition to the foregoing, said ________________ does hereby expressly release, waive and relinquish any and all right or claim it may now have or may hereafter have under the Surety Labor and Material Payment Bond provided on said project by TRATAROS CONSTRUCTION, INC. as principal and
the                                               as surety.

IN WITNESS WHEREOF, the said _________________________ has caused its corporate seal to be hereunto affixed and these presents to be signed by its __________ on the day of _____________, nineteen hundred and ninety.

Signed, sealed and delivered
in the presence of:

----------------------------- BY

----------------------------- Its


STATE OF
                                   SS:
COUNTY OF

On this the __________________ day of _____________________, 19__, before me,
___________________ the undersigned officer, personally appeared ______________ who acknowledged himself to be the ______________________ of ________________
and to be duly authorized by said corporation to execute the foregoing document on behalf of said corporation, and that he, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing" the name of the corporation by himself as _________________________.

     In witness whereof I hereunto set my hand and official seal.


                                                  ------------------------------
                                                  Commissioner of the Superior
                                                  Court/Notary Public

                                                     Subcontract No: B02-02090-B

              RIDER "F" TO ALL SUBCONTRACTS AND/OR PURCHASE ORDERS

In accordance with terms of the contract, you are required to provide the following information within five (5) working days:

     E)   Name and Address of Material Vendor/Supplier:

          ---------------------------------------------------

          ---------------------------------------------------

     F)   Name of Material Fabricator:

          ---------------------------------------------------

          ---------------------------------------------------

     G)   Name of Equipment Rental/Distributor:

          ---------------------------------------------------

          ---------------------------------------------------

     H)   Certified Payroll Report;

     I)   Certificate of Insurance;

     J)   Proposed Delivery Schedule;

     K) Proposed Itemized Contract Cost Breakdown, including Labor, Materials, Equipment;

     L) Certified Statement Confirming Labor Benefits Contributions have been satisfied;

Include address, telephone number, fax number and person to contact.

Be advised that progress payments and/or final payment, payment of retainage, shall be subject to receipt, acceptance and verification of Item "A" through "H" mentioned above.

SUBCONTRACTOR:

IROQUOIS CORPORATION

BY:       [SIG}
   ------------------------

DATE: MARCH 26, 1998
     ----------------------

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